UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 9, 2015
LDR HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or Other Jurisdiction of Incorporation)	001-36095 (Commission File Number)	20-3933262 (I.R.S. Employer Identification No.)
13785 Research Boulevard, Suite 200 Austin, Texas 78750 (Address of Principal Executive Offices)		78750 (Zip Code)
Registrant’s telephone number including area code: (512) 344-3333
No change since last report (Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02     Election of a New Director and Compensation Committee Member.
(d) On July 9, 2015 LDR Holding Corporation (the “Company”) elected Alan W. Milinazzo, 55, as a Class I Director of the Company, to serve until the Company’s 2017 Annual Meeting of Shareholders, effective immediately. The Company also expanded the size of the Compensation Committee of the Board and appointed Mr. Milinazzo as a member of the Compensation Committee. Mr. Milinazzo has been determined to be “independent” as defined by the rules of the Securities Exchange Act of 1934, as amended and the applicable Marketplace Rules of The Nasdaq Stock Market.
Since January 2013, Mr. Milinazzo has served as President, Chief Executive Officer and a director of InspireMD, a medical device company focusing on the development and commercialization of its proprietary stent system technology. He also serves as a director of Flexion Therapeutics, Inc., a specialty pharmaceutical company, since 2011, and as a director of CAS Medical Systems Inc., a medical technology company that develops and sells devices for non-invasive patient monitory, since June of 2015. Previously, Mr. Milinazzo served as President and Chief Executive Officer of Orthofix International N.V., a NASDAQ-listed medical device company, until August 2011, a position he was promoted to in 2006 after being hired a year earlier as Chief Operating Officer. He also served as a director of Orthofix International N.V. from December 2006 until June 2012. From 2002 to 2005, Mr. Milinazzo was the General Manager of Medtronic, Inc.’s coronary and peripheral vascular businesses. Mr. Milinazzo also spent 12 years as an executive with Boston Scientific Corporation in numerous roles, including Vice President of Marketing for SCIMED Europe. Mr. Milinazzo has over 20 years of experience in management and marketing, including positions with Aspect Medical Systems and American Hospital Supply. Mr. Milinazzo was selected to serve on our Board of Directors because of his more than 25 years of experience in the life sciences sector in numerous roles including as a chief executive and director.
There is no arrangement or understanding between Mr. Milinazzo and any other persons pursuant to which Mr. Milinazzo was elected as a director. Additionally, there are no transactions involving the Company and Mr. Milinazzo that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.
Mr. Milinazzo has been granted an option to purchase 3,500 shares of the Company’s Common Stock as well as granted an award of 3,000 restricted stock units in accordance with the Company’s Amended and Restated Non-Employee Independent Director Compensation Policy (the “Policy”). Mr. Milinazzo will also be entitled to other compensation and expense reimbursement in accordance with the Policy.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release, dated July 9, 2015, issued by LDR Holding Corporation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LDR HOLDING CORPORATION

By:	/s/ Scott Way
Name:	Scott Way
Title:	Executive Vice President, General Counsel, Compliance Officer and Secretary
Dated:    July 9, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated July 9, 2015, issued by LDR Holding Corporation.